EXHIBIT 32.2

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, E. H. (Eric) Fletcher, Chief Financial Officer of Hubei Pharmaceutical Group Ltd. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, the Quarterly Report of the Company on Form 10-QSB for the three months ended October 31st, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 10th, 2004

/s/ E. H. (Eric). Fletcher
E. H. (Eric) Fletcher Chief Financial Officer